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                                                                    EXHIBIT 23.5

              CONSENT OF ERNST & YOUNG AUDIT, INDEPENDENT AUDITORS


                  TO THE BOARD OF DIRECTORS OF ISPAT INLAND ULC


We consent to the incorporation by reference in this Registration Statement of Ispat Inland ULC on Form F-4 and S-4 of our report dated January 28, 2002, with respect to the consolidated financial statements of Ispat Unimetal Group for the year ended December 31, 2001. We consent to reference to our firm under the heading Independent Public Accountants in the prospectus, which is part of this Registration Statement.


     Ernst & Young Audit
       Represented by

      /s/ Daniel Noel

         Daniel Noel


August 6, 2004
Strasbourg, France